EXHIBIT 10.33







                AMENDMENT NO. 3 TO RAILCAR CONSTRUCTION AGREEMENT

                                 BY AND BETWEEN

                             RADER RAILCAR II, INC.

                                       AND

                                FUN TRAINS, INC.

                             DATED OCTOBER 23, 1996

                                  AS JOINED BY

                                 THOMAS G. RADER

                                 AUGUST 22, 1997







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                   RAILCAR CONSTRUCTION AGREEMENT MODIFICATION

     THIS AMENDMENT NO. 3 TO THE RAILCAR CONSTRUCTION AGREEMENT ("Agreement") by and between RADER RAILCAR II, INC. ("Rader") and FUN TRAINS, INC. ("FTI") dated October 23, 1996 as amended by Amendment No. 1 dated December 17, 1996 and as further amended by Amendment No. 2 dated December 17, 1996 is dated the 22nd day of August 1997, and joined in by Thomas G. Rader.

                                    RECITALS


     A. Rader and FTI have previous entered into the Agreement as modified as set forth above.

     B. Differences have arisen between Rader and FTI concerning Rader's timely completion of the Railcars to be constructed pursuant to the Agreement, timely payment by FTI for the Railcars in accordance with the Agreement, use of the payments made on the Railcars by FTI, Rader's financial ability to perform its obligations pursuant to the Agreement, and the need for additional security to be provided to FTI to ensure Rader's performance pursuant to the Agreement as previously amended and as amended hereby.

     C. The parties to the Agreement and this Amendment agree to modify their existing Agreement without waiver of their legal rights as they may presently exist, and without an admission by any party as to any default pursuant to the Agreement, as amended.

     D. Thomas G. Rader is the sole owner of Rader, and has a direct interest in Rader's successful completion of the Agreement.

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Thomas G. Rader owns or is the beneficial owner of 1,614,581 shares of stock in First American Railways, Inc., the parent corporation of Fun Trains, Inc., and is a member of the Board of Directors of First American Railways, Inc. Thomas G. Rader agrees to a limited guaranty of the obligations of Rader provided for pursuant to the Agreement, as amended.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. RECITALS

        The above recitals are true and correct.

     2. DEFINITIONS

        In addition to the other defined terms contained in this Amendment, the definitions set forth in Section 1 to the Agreement shall apply to this Amendment and shall be substantive provisions of the Agreement and this Amendment.

     3. DELIVERY DATE: SCHEDULES

     3.1 Section 2.1, Delivery Date, provides that Railcars C-1, E-1, and E-2 had Delivery Dates of June 1, 1997. Additionally, Railcars C-2, C-3, C-4, E-3, and E-4 have Delivery Dates of September 1, 1997, and Railcars C-5, C-6, C-7 have Delivery Dates of March 1, 1998. By separate Agreement (the "P-1 Agreement") dated April 17, 1997 Rader and FTI contracted for the refurbishment

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of Railcar Number FFTX001 (hereinafter P-1). P-1 has a delivery date of
September 15, 1997. As used in this Amendment, the term "Railcars" shall include P-1. FTI elected to delete the power/baggage car and the locomotive modifications from the Agreement. Some of the Railcars have not been delivered as scheduled, and Rader has advised FTI of its present inability to timely deliver P-1 and maintain the Delivery Dates provided for in the Agreement, as modified, for all the Railcars except for Railcars C-5, C-6 and C-7. Rader acknowledges and agrees that it is essential for FTI to timely and expeditiously receive delivery of the Railcars provided for by this Agreement, as modified. Rader also acknowledges and agrees that it will also materially benefit Rader to advance the construction of Railcars C-5, C-6, and C-7.

     3.2 Rader shall ship to (arrange for towage) FTI Railcars according to the following schedule:

                    C-2             9/5/97
                    C-3             9/5/97
                    E-3             9/18/97
                    C-4             10/3/97
                    E-4             10/7/97
                    P-1             10/31/97(in accordance
                                      with the P-1 Agreement)
                    C-5             10/13/97
                    C-6             11/3/97
                    C-7             12/13/97

     Payments under Schedule D of the Agreement will accelerate only to the extent Railcars C-5, C-6 and C-7 are shipped early in accordance with the terms of this Section 3.2.

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     3.3 Rader shall ship the Railcars as set forth above after conducting the
Operating Trials as set forth in Section 9 of the Agreement. The shipment of the Railcars pursuant to the Agreement as amended hereby shall not constitute acceptance by FTI of any Railcar; and this Amendment is not intended to modify or waive any other provision of the Agreement (including those concerning payment for the Railcars) or Section 9 regarding the delivery and acceptance of the Railcars or the Agreement relating to P-1. Rader and FTI are not altering or amending the obligation of Rader to have delivered the Railcars as set forth in the Agreement as heretofore modified, or the timing of the payment for the Railcars or any aspect of the Agreement relating to P-1. Rader shall use best efforts to ship in accordance with this Amendment. In the event the Railcars cannot be shipped for any reason in accordance with the schedule set forth in section 3.2 hereof, Rader shall prioritize its work to give priority to the shipment of the Railcars in the following order:

                    E-3
                    C-2
                    C-3
                    C-4
                    P-1
                    E-4
                    C-5
                    C-6
                    C-7

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     4. RADER'S ARRANGEMENT WITH THOMAS G. RADER FOR ADDITIONAL WORKING CAPITAL

     4.1 Thomas G. Rader owns 1,614,581 shares (the "Rader Shares") of stock in First American Railways, Inc. ("First American"). The Rader Shares are being pledged to FTI pursuant to the terms of the Pledge Agreement. First American has agreed subject hereto to register for resale the Rader Shares on behalf of Rader's investors, pursuant to the registration agreement attached hereto and incorporated herein by reference as Exhibit "A" to the Limited Guaranty. Thomas
G. Rader is in the process of offering for sale 750,000 of his shares of the common stock of First American to third parties. (The first 750,000 Rader Shares shall be referred to as the "Initial Shares" and the remaining 864,561 Rader Shares shall be referred to as the "Remaining Shares".) The proceeds of the sale of the Initial Shares shall be delivered to Thomas G. Rader free of the terms and conditions of the Pledge Agreement for use as Additional Capital (as hereafter defined) in accordance with the terms and conditions of this Agreement. Thomas G. Rader may also effectuate the orderly sale (within eight weeks after the date hereof) of the Remaining Shares subject to the terms and provisions of the Pledge Agreement. Thomas G. Rader may request from time to time that the proceeds of the sale of the Remaining Shares be used as Additional Capital, provided that (i) no Event of Default has occurred under the terms of the Agreement, (ii) no event has occurred which with the giving of notice or the passage of time would result in a default under the Agreement, and (iii) Thomas
G. Rader delivers to FTI an affidavit (the

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"Affidavit") (A) certifying that all amounts released to Rader by the Escrow
Agent (as defined in the "Pledge Agreement") to date and paid to Rader by FTI have been expended solely for the purposes set forth in this Agreement and (B) identifying the purpose for which the funds proposed to be released will be used. FTI may approve such request, in its sole discretion, and upon request by Thomas G. Rader and approval by FTI, the Escrow Agent shall release the amounts so requested from the terms of the Pledge Agreement to Rader, in trust for the benefit of FTI, as Additional Capital for use solely in accordance with the Agreement. All funds to be used as Additional Capital, and all payments made by FTI pursuant to the Agreement, shall be held in trust by Rader for the benefit of FTI, and such amounts shall be used to complete Rader's obligations under the Agreement as herein modified, and for no other purpose. Rader agrees to utilize the Additional Capital and the payments made by FTI pursuant to this Agreement solely for the intended purpose of the timely and expedited completion of the Railcars pursuant to the Agreement and this Amendment.

     4.2 Rader will notify FTI if Rader undertakes new construction projects or work unrelated to the Agreement. Rader agrees not to undertake any new work which results in a negative cash flow during the term of this Agreement.

     4.3 Rader shall keep segregated from its other funds the Additional Capital and all funds paid to it by FTI under the Agreement. Rader shall not commingle funds paid to it by FTI and the Additional Capital with any other funds.

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     4.4 If Rader undertakes new construction projects or work unrelated to this
Agreement, then Rader shall allocate an equitable portion of its overhead and physical plant expenses to such work.

     4.5 PROVIDED that (i) there is no Event of Default existing and that no event has occurred which with notice or the passage of time would constitute an Event of Default under the Agreement, (ii) the then current market value of the Rader Shares then pledged, plus the cash being held by the Escrow Agent pursuant to the Pledge Agreement, is not less than $1,000,000, and (iii) Rader delivers to FTI an affidavit executed by Thomas G. Rader which includes (A) a certification that the essential vendors listed in the schedule to this Agreement have been paid in accordance with the terms of this Agreement, and (B) a certification providing that all proceeds released to Thomas G. Rader as of the then current date have been expended solely for the purposes set forth in the Agreement, then the Escrow Agent, upon the request of Rader and approval by FTI, shall release $350,000 to Rader, which amount may be used by Rader to pay those vendors, suppliers, subcontractors, materialmen, laborers, employees and other potential lienors of Rader who have not supplied labor or materials pursuant to the Agreement.

     5. CASH FLOW REVIEW AND PROCEDURES

     5.1 Every week FTI will receive from Rader a Projected Cash Flow Report which details Rader's projected expenditures pursuant to the Agreement from August 1, 1997 until acceptance of the Railcars by FTI. Rader will provide to FTI for review all supporting assumptions and back-up detail contained within the

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Projected Cash Flow Report. The Projected Cash Flow Report will, among other things, describe all projected disbursements, and break the same into three major categories: direct materials, direct labor and overhead and other expenses. The Cash Flow Report will also provide for an equitable allocation of overhead and physical plant expenses to the various projects being undertaken on behalf of FTI and other customers. Rader shall remain solely responsible to see to it that its work under the Agreement is timely performed and that it timely pays its vendors. Each week, Rader will provide to FTI an Exception Report comparing actual disbursements against those projected by the Projected Cash Flow Report. Rader will provide with the Exception Report an explanation of any variance from the Projected Cash Flow Report. Rader will immediately advise FTI of any matter which has or may impact on its ability to deliver the Railcars as provided for in this Agreement. FTI may at any time inquire of Rader about the Projected Cash Flow Report and Exception Report, and Rader shall immediately respond to such inquiries. Every two weeks FTI shall have the right, but not the obligation, to have a representative go to the offices of Rader to perform an audit of actual disbursements made by Rader and incurred payables to assure that funds paid by FTI and Additional Capital are being used solely for the purpose of completion of the Railcars. FTI shall not control Rader's work under the Agreement. Nor, shall FTI's right to observe and monitor Rader's performance be interfered with by Rader.

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     5.2 Within three (3) days of the execution of this Amendment Rader and FTI shall agree upon a schedule of essential vendors who are owed payment. From the Additional Capital, Rader shall immediately pay the vendors listed on the Schedule contemplated by this Amendment and obtain and deliver to FTI lien waivers from each such vendor; however, to the extent lien waivers cannot be obtained from such vendors, then evidence of the payment(s) made to such vendors (copy of checks) and receipt thereof (copy of cancelled checks) shall be promptly furnished by Rader to FTI. Rader agrees and acknowledges that the vendors listed on Schedule to be agreed upon are essential to its timely performance under the Agreement and that they are due payment.

     5.3 Rader shall provide FTI with its most current Balance Sheet and Income Statement, with footnotes, for Rader within 10 days of the execution of this Amendment. Rader shall also supply to FTI on the 10th day of September and on the 10th day of each month thereafter a monthly update of its most recent Balance Sheet and Financial Statement.

     5.4 Rader shall use the Additional Capital and payments made by FTI for the purpose of completing the Railcars, funding the items listed in the Projected Cash Flow Report, and for no other purpose. Any other use of the Additional Capital and payments made by FTI under the Agreement shall constitute an immediate default by Rader under the Agreement, and FTI shall be entitled to pursue all remedies provided by the Agreement without any further notice or demand; provided, however, it shall not be a default hereunder if

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Rader should make payments to the contrary so long as such payments (i) are inadvertent and for which notice is promptly given to FTI, (ii) do not exceed $1,000 per event, and (iii) are cured within three days of any such event.

     6. FURTHER CONSIDERATION ADDITIONAL SECURITY

     6.1 To further secure Rader's continued performance pursuant to the Agreement as amended hereby, and Thomas G. Rader's performance under the Agreement, the Limited Guaranty and the Securities Pledge and Escrow Agreement, and as further consideration to FTI, Rader and Thomas G. Rader agree to (i) grant to FTI a security interest in those patents identified on Appendix L to the Agreement, along with all related drawings and other related intellectual property, and grant FTI a royalty-free license for the use of all such intellectual property in order to complete the Railcars which license shall be operative upon (x) Rader's or Thomas G. Rader's default under this Agreement (or the related agreements), or (y) should Rader cease to do business for a period of 15 days or declare bankruptcy (either voluntarily or involuntarily); (ii) collaterally assign to FTI its interests in any patents(or other intellectual property) resulting from the design and construction of the Railcars being produced pursuant to the Agreement (exclusive of that described on Appendix L), all of which is intended by the Agreement to be the joint intellectual property of both parties, and fully cooperate with FTI and its agents in the preparation of any intellectual property rights application (patent, copyright, trademark, etc.); (iii)

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negotiate, in good faith, with FTI a license agreement whereby FTI may develop and/or construct future railcars which are not part of this Agreement using the intellectual property described in subparagraphs (i) and (ii), above, which license agreement will provide for royalties to Rader (or its designee) so long as Rader (or an affiliate thereof) is not the constructing party; and (iv) execute a Rolling Stock Agreement substantially in the form attached hereto as Exhibit "C", and hereby grant a security interest to FTI in all assets identified therein. Rader and Thomas G. Rader will use their best efforts to promptly provide a fully executed collateral assignment and to perfect the various security interests granted to FTI as described above, including all state filings (UCC-1 financing statements, etc.) and filings with the U.S. Patent and Trademark Office, and each hereby irrevocably appoint FTI its/his attorney-in-fact to execute such documents as may be necessary to effect the intent of this provision of this Amendment.

     7. GUARANTY OF THOMAS G. RADER AND GRANT OF SECURITY INTEREST

     7.1 Thomas G. Rader agrees to execute the limited guaranty (the "Limited Guaranty") of Thomas G. Rader. The Limited Guaranty of Thomas G. Rader is attached hereto and made a part of this Agreement as Exhibit "A". Thomas G. Rader also pledges to FTI all of his stock in First American Railways, Inc., pursuant to the Securities Pledge and Escrow Agreement (the "Pledge Agreement") attached to the Limited Guaranty as Exhibit "B." Thomas G. Rader hereby appoints FTI as its attorney-in-fact to execute such

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documents to effect the intent of this Amendment to provide security for Thomas
G. Rader's Limited Guaranty.

     8. FTI'S PAYMENT OF $438,810

     8.1 FTI shall, upon execution of this Amendment, cause to be delivered to Rader $438,810 in partial payment of amounts owed pursuant to the Agreement. This payment has previously been withheld on the basis that the Railcars, for which payment had been sought, had not met the Specifications contained in the Agreement. FTI releases the $438,810 in payment to Rader without prejudice to its claim that the Railcars contain defects or otherwise do not meet the Agreement's Specifications. Rader acknowledges that FTI's release and payment of the $438,810 shall not constitute a waiver or release of any of FTI's claims with respect to the work performed to date by Rader or the late delivery of the Railcars, as alleged by FTI.

     9. NONWAIVER OF DEFAULT; PRIMACY OF AGREEMENT

     9.1 Neither Rader nor FTI waive any of their existing rights or remedies pursuant to the Agreement, or the Agreement relating to P-1. FTI specifically does not, by virtue of this Amendment, extend the Delivery Dates for the Railcars, nor waives any aspect of Rader's performance to date. Similarly, Rader, by virtue of entering into this Amendment, does not waive any of its claims or defenses arising pursuant to this Agreement, all such rights of Rader and FTI being hereby expressly preserved.

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     8.2 Except as expressly modified by this Amendment No. 3, all of the other terms and conditions of the Agreement as heretofore amended remain in full force and effect.

     10. NO PARTNERSHIP OR JOINT VENTURE

     10.1 It is the specific intent of the parties hereto that they not be joint venturers or partners. Rader remains an independent contractor for all purposes.

     10.2 Rader shall remain in control of the means and manner by which it shall perform its obligations under the Agreement and this Amendment.

     11. MODIFICATION OF SECTION 13 AND SECTION 25

     11.1 Section 13.1 of the Agreement is modified as follows:

          13.1 DEFAULT BY RADER. During the term of this Agreement, the occurrence of one or more of the following events (and if applicable, after applicable notice and cure has expired) shall be deemed an "EVENT OF DEFAULT" by Rader:

               (a) MATERIAL DEFAULT. Except with respect to a default by Rader in its shipments of the Railcars in accordance with the timeframes contained in Amendment No. 3 or its use of funds in violation of Section 5.4 of Amendment No. 3, Rader shall default in any material respect in the observance or performance of any covenant, condition or obligation of Rader contained herein (including any Appendix to this Agreement) including: Rader's failure to perform the Work in a skilled and expeditious manner; the failure of the Railcars to meet any warranty obligation provided herein;; and if such Event of Default continues for thirty (30) days after written notice to Rader specifying the Event of Default and demanding that the

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               same be remedied; provided, however, that such thirty (30) day period shall be extended provided Rader has commenced and is diligently pursuing such cure;

               (b) FAILURE TO SHIP RAILCARS. The failure of Rader to ship the Railcars pursuant to the schedule contained in Amendment No. 3.

               (c) FAILURE TO USE ADDITIONAL CAPITAL AND FTI PAYMENTS. Any violation of Section 5.4 of Amendment No. 3;

               (d) BANKRUPTCY. Rader shall: (i) file a petition commencing a voluntary bankruptcy or similar proceeding under any applicable bankruptcy or similar law, (ii) be declared bankrupt or insolvent under any law relating to bankruptcy, or (iii) admit in writing its inability to pay its debts as they become due; or

               (e) RECEIVER. A custodian, receiver, trustee or liquidator shall be appointed in any proceeding brought against Rader and shall not be discharged within ninety (90) days after such appointment.

     11.2 Section 25 of the Agreement is modified to substitute the correct address for Fun Trains, Inc.: 3700 North 29th Avenue, Suite 202, Hollywood, Florida 33020.




RADER RAILCAR, II, INC.,                THOMAS G. RADER, AN INDIVIDUAL
A COLORADO CORPORATION

BY:
   ------------------------------       -------------------------------
   THOMAS G. RADER, PRESIDENT

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FUN TRAINS, INC., A FLORIDA CORPORATION


BY:
   ------------------------------
   RAYMOND MONTELEONE, PRESIDENT
   AND CHIEF EXECUTIVE OFFICER












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